Exhibit 99.1



            PMC-Sierra Reports Second Quarter 2007 Results

    SANTA CLARA, Calif.--(BUSINESS WIRE)--July 19, 2007--PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today reported results for the second quarter ending July 1, 2007.

    Net revenues in the second quarter of 2007 were $104.7 million compared with $103.7 million in the first quarter of 2007. As announced during the Company's first quarter earnings conference call on April 25th, 2007, PMC-Sierra completed a review of its expanded global distribution arrangement with its largest distributor, Avnet, Inc. As a result of completing this review, PMC-Sierra determined it was appropriate that all future revenues generated through Avnet be reported on a 'sell-through' basis and therefore deferred until inventory is sold to the end customer. The net impact of this adjustment in the second quarter of 2007 was a decrease in reported revenue of $4.2 million, a reduction of $0.8 million in cost of sales, and an increase of $3.4 million in deferred income on the balance sheet.

    Net loss in the second quarter of 2007 on a GAAP basis was $22.3 million (GAAP diluted loss per share of $0.10) compared with GAAP net loss of $15.8 million (GAAP diluted loss per share of $0.07) in the first quarter of 2007. Non-GAAP net income in the second quarter of 2007 was $7.4 million (non-GAAP diluted earnings per share of $0.03) compared with a non-GAAP net income in the first quarter of 2007 of $4.4 million (non-GAAP diluted earnings per share of $0.02).

    "In the second quarter, we experienced improvement in our enterprise storage, fiber to the home, and telecom businesses on a sequential basis," said Bob Bailey, chairman and chief executive officer of PMC-Sierra. "We believe the overall business environment is improving as we go into the second half of 2007, and we are executing on our corporate restructuring to improve the Company's operating performance going forward."

    Non-GAAP net income in the second quarter of 2007 excludes the following items: (i) $9.6 million in stock-based compensation expense;
(ii) $2.2 million reversal of a payroll tax accrual in a foreign jurisdiction; (iii) $9.8 million in amortization of purchased intangible assets; (iv) $3.8 million in costs and charges related to the Company's corporate restructuring announced March 29th, 2007; (v) $8.3 million foreign exchange loss on foreign denominated FIN 48 liabilities, and (vi) $0.3 million income tax effect relating to these non-GAAP adjustments.

    For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the schedule on page 6 of this release. The Company believes the additional non-GAAP measures provided are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used to plan for the Company's future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

    In the second quarter, PMC-Sierra received a prestigious Excellent Partner Award from Hitachi, Ltd., a leading global electronics company. This award, which recognizes superior product technology, service and support provided to Hitachi, was presented to PMC-Sierra at Hitachi's Disk Array System Division in Japan.

    The Company made the following product announcements in Q2 2007:

        -- SRC 8x6G: we announced the industry's first 8-port PCI-Express 2.0 6Gbps SAS/SATA RAID Controller targeted at the volume server market. This high-performance SAS 2.0 compliant RAID controller is the newest addition to PMC-Sierra's maxSAS(TM) family of SAS silicon products. The device features include an x8 PCI-Express 2.0 port, eight SAS 2.0 ports, DDR2-800 memory controller, hardware acceleration for RAID 5/6 support and other security features critical to enterprise server applications. All of the device's subsystems are tied together with the RoCstar(TM) non-blocking architecture for maximum performance.

        -- Gigabit Fiber Access Gateway: we announced the availability of two fiber access gateway solutions, the MSP7150 EPON/GPON gateway SoC for Fiber To The Home (FTTH) and the MSP7140 VDSL2 gateway SoC for Fiber To The Node
            (FTTN). These SoCs deliver gigabit-per-second line-rate IPV4/V6 routing, Network Address Translation, Quality of Service, encryption and a multi-channel VoIP terminal adaptor, and consume less than 1.5W of power. PMC-Sierra's fiber access gateway solutions provide OEMs and ODMs with a common platform architecture to support multiple high-speed access technologies in various markets.

        -- Tachyon SPC 8x6G: this device is an 8-port 6Gbps SAS/SATA Protocol Controller targeted at enterprise-class external tiered storage systems. This high performance SAS 2.0 compliant protocol controller is the newest addition to PMC-Sierra's Tachyon(R) controller family. The device supports SSP, SMP, STP and direct attached SATA protocols and supports 1024 end devices for high density storage arrays. Together with the maxSAS product family, the SPC 8x6G enables customers to build complete high-performance, scalable end-to-end native SAS/SATA enterprise system architectures.

    Second Quarter 2007 Conference Call

    Management will review the second quarter 2007 results and provide guidance for the third quarter of 2007 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on July 19, 2007. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial 416-915-8321 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 719-457-0820 using the access code 1234034. A replay of the webcast will be available for five business days.

    Third Quarter 2007 Conference Call

    PMC-Sierra is planning on releasing its results for the third quarter of 2007 on October 18th. A conference call will be held on the day of the release to review the quarter and provide an outlook for the fourth quarter of 2007.

    Safe Harbor Statement

    PMC-Sierra's forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company's SEC filings describe more fully the risks associated with the Company's business including PMC-Sierra's limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, and the uncertain timing of expense reductions associated with corporate restructurings and their related impact on PMC's business. The Company does not undertake any obligation to update the forward-looking statements.

    About PMC-Sierra

    PMC-Sierra(TM) is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers, and fiber access gateway equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

    (C) Copyright PMC-Sierra, Inc. 2007. All rights reserved. PMC and Tachyon are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMC-SIERRA, PMCS, maxSAS, RoCstar and "Enabling connectivity. Empowering people." are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.


                           PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except for per share amounts)
                             (unaudited)

                          Three Months Ended        Six Months Ended
                     ----------------------------- -------------------
                      Jul 1,    Apr 1,    Jul 2,    Jul 1,    Jul 2,
                       2007      2007      2006      2007      2006

Net revenues         $104,692  $103,665  $118,780  $208,357  $206,561

Cost of revenues       37,650    37,571    43,560    75,221    70,185
                     --------- --------- --------- --------- ---------
 Gross profit          67,042    66,094    75,220   133,136   136,376


Other costs and
 expenses:
 Research and
  development          41,635    44,524    41,587    86,159    75,336
 Selling, general
  and administrative   25,171    26,698    27,174    51,869    46,767
 Amortization of
  purchased
  intangible assets     9,836     9,835     9,934    19,671    12,044
 In-process research
  and development           -         -    20,500         -    35,300
 Restructuring costs
  and other charges     3,786     6,894         -    10,681      (738)
                     --------- --------- --------- --------- ---------
Loss from operations  (13,386)  (21,857)  (23,975)  (35,244)  (32,333)

Other income
 (expense):
 Interest income,
  net                   2,472     1,837     1,267     4,309     4,833
 Foreign exchange
  loss                 (7,926)     (996)   (3,378)   (8,922)   (3,365)
 Amortization of
  debt issue costs       (242)     (242)     (242)     (484)     (484)
 Loss on
  investments, net          -         -    (3,118)        -    (1,269)
                     --------- --------- --------- --------- ---------
Loss before
 (provision for)
 recovery of income
 taxes                (19,082)  (21,258)  (29,446)  (40,341)  (32,618)

(Provision for)
 recovery of income
 taxes                 (3,177)    5,435    (2,388)    2,258   (13,549)
                     --------- --------- --------- --------- ---------
Net loss             $(22,259) $(15,823) $(31,834) $(38,083) $(46,167)
                     ========= ========= ========= ========= =========

Net loss per common
 share - basic and
 diluted             $  (0.10) $  (0.07) $  (0.16) $  (0.18) $  (0.24)

Shares used in per
 share calculation -
 basic and diluted    215,688   213,881   203,067   214,785   195,143


 As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income and net income per share in its press release.

 A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the
  Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-
              GAAP measures and presentation of results.


                           PMC-Sierra, Inc.
        Reconciliation of GAAP net loss to Non-GAAP net income
             (in thousands, except for per share amounts)
                             (unaudited)


                                             Three Months Ended
                                                July 1, 2007
                                                   Non-
                                                   GAAP
                                        Reported   Items    Non-GAAP
                                        ------------------------------

Net revenues                             104,692       -     104,692

Cost of revenues                          37,650    (532)(1)  37,118
                                        --------- -------   ---------

Gross profit                              67,042    (532)     67,574

Operating expenses:
 Research and development                 41,635  (4,400)(1)  37,235
 Selling, general and administrative      25,171  (2,500)(3)  22,671
 Amortization of purchased intangible
  assets                                   9,836  (9,836)          -
 In-process research and development           -       -           -
 Restructuring costs and other charges     3,786  (3,786)(4)       -
                                        --------- -------   ---------
                                                                   -
(Loss) income from operations            (13,386) 21,054       7,668

Other income (expense):
 Interest income, net                      2,472       -       2,472
 Foreign exchange gain (loss)             (7,926)  8,307 (5)     381
 Amortization of debt issue costs           (242)      -        (242)
 Loss on investments, net                      -       -           -
                                        --------- -------   ---------

(Loss) Income before (provision for)
 recovery of income taxes                (19,082) 29,361      10,279

(Provision for) recovery of income
 taxes                                    (3,177)    261 (6)  (2,916)
                                        --------- -------   ---------
Net (loss) income                        (22,259) 29,622       7,363
                                        ========= =======   =========

Net (loss) income per common share -
 basic                                  $  (0.10)           $   0.03
Net (loss) income per common share -
 diluted                                $  (0.10)           $   0.03

Shares used in per share calculation -
 basic                                   215,688             215,688
Shares used in per share calculation -
 diluted                                 215,688             218,077




                                              Three Months Ended
                                                 July 2, 2006
                                                  Non-GAAP
                                        Reported    Items    Non-GAAP
                                        ------------------------------

Net revenues                             118,780        -     118,780

Cost of revenues                          43,560   (6,165)(2)  37,395
                                        --------- --------   ---------

Gross profit                              75,220   (6,165)     81,385

Operating expenses:
 Research and development                 41,587   (4,042)(1)  37,545
 Selling, general and administrative      27,174   (5,492)(1)  21,682
 Amortization of purchased intangible
  assets                                   9,934   (9,934)          -
 In-process research and development      20,500  (20,500)          -
 Restructuring costs and other charges         -        -           -
                                        --------- --------   ---------

(Loss) income from operations            (23,975)  46,133      22,158

Other income (expense):
 Interest income, net                      1,267        -       1,267
 Foreign exchange gain (loss)             (3,378)   3,295 (5)     (83)
 Amortization of debt issue costs           (242)       -        (242)
 Loss on investments, net                 (3,118)   3,118           -
                                        --------- --------   ---------

(Loss) Income before (provision for)
 recovery of income taxes                (29,446)  52,546      23,100

(Provision for) recovery of income taxes  (2,388)  (1,307)(6)  (3,695)
                                        --------- --------   ---------
Net (loss) income                        (31,834)  51,239      19,405
                                        ========= ========   =========

Net (loss) income per common share -
 basic                                  $  (0.16)            $   0.10
Net (loss) income per common share -
 diluted                                $  (0.16)            $   0.09

Shares used in per share calculation -
 basic                                   203,067              203,067
Shares used in per share calculation -
 diluted                                 203,067              214,600



(1) Stock based compensation
(2) $5.4 million purchase accounting adjustment related to inventory, $0.3 million in acquisition-related contractor costs, and $0.5 million stock-based compensation
(3) $4.7 million stock based compensation and $2.2 million reversal of a payroll tax accrual in a foreign jurisdiction
(4) $3.6 million additional severance and $0.2 million asset write-downs
(5) Foreign exchange loss on liability for unrecognized tax benefits
(6) Income tax effect of non-GAAP adjustments


                           PMC-Sierra, Inc.
        Reconciliation of GAAP net loss to Non-GAAP net income
             (in thousands, except for per share amounts)
                             (unaudited)


                                               Six Months Ended
                                                 July 1, 2007
                                                  Non-GAAP
                                         Reported   Items    Non-GAAP
                                         -----------------------------

Net revenues                             208,357        -    208,357

Cost of revenues                          75,221   (1,049)(1) 74,172
                                         -------- --------   ---------

Gross profit                             133,136   (1,049)   134,185

Operating expenses:
 Research and development                 86,159   (8,667)(1) 77,492
 Selling, general and administrative      51,869   (7,133)(3) 44,736
 Amortization of purchased intangible
  assets                                  19,671  (19,671)         -
 In-process research and development           -        -          -
 Restructuring costs and other charges    10,681  (10,681)(5)      -
                                         -------- --------   ---------
                                                                   -
(Loss) income from operations            (35,244)  47,201     11,957

Other income (expense):
 Interest income, net                      4,309        -      4,309
 Foreign exchange gain (loss)             (8,922)   9,286 (7)    364
 Amortization of debt issue costs           (484)       -       (484)
 (Loss) Gain on investments                    -        -          -
                                         -------- --------   ---------

(Loss) Income before (provision for)
 recovery of income taxes                (40,341)  56,487     16,146

(Provision for) recovery of income taxes   2,258   (6,641)(9) (4,383)
                                         -------- --------   ---------
Net (loss) income                        (38,083)  49,846     11,763
                                         ======== ========   =========

Net (loss) income per common share -
 basic                                    $(0.18)              $0.05
Net (loss) income per common share -
 diluted                                  $(0.18)              $0.05

Shares used in per share calculation -
 basic                                   214,785             214,785
Shares used in per share calculation -
 diluted                                 214,785             216,731




                                               Six Months Ended
                                                 July 2, 2006
                                                  Non-GAAP
                                         Reported   Items     Non-GAAP
                                       -------------------------------

Net revenues                             206,561        -     206,561

Cost of revenues                          70,185   (9,861) (2) 60,324
                                         -------- --------    --------

Gross profit                             136,376   (9,861)    146,237

Operating expenses:
 Research and development                 75,336   (6,536) (1) 68,800
 Selling, general and administrative      46,767   (8,698) (4) 38,069
 Amortization of purchased intangible
  assets                                  12,044  (12,044)          -
 In-process research and development      35,300  (35,300)          -
 Restructuring costs and other charges      (738)     738  (6)      -
                                         -------- --------    --------

(Loss) income from operations            (32,333)  71,701      39,368

Other income (expense):
 Interest income, net                      4,833        -       4,833
 Foreign exchange gain (loss)             (3,365)   3,182  (7)   (183)
 Amortization of debt issue costs           (484)       -        (484)
 (Loss) Gain on investments               (1,269)   1,269  (8)      -
                                         -------- --------    --------

(Loss) Income before (provision for)
 recovery of income taxes                (32,618)  76,152      43,534

(Provision for) recovery of income
 taxes                                   (13,549)   5,767 (10) (7,782)
                                         -------- --------    --------
Net (loss) income                        (46,167)  81,919      35,752
                                         ======== ========    ========

Net (loss) income per common share -
 basic                                    $(0.24)               $0.18
Net (loss) income per common share -
 diluted                                  $(0.24)               $0.17

Shares used in per share calculation -
 basic                                   195,143              195,143
Shares used in per share calculation -
 diluted                                 195,143              205,637



Non-GAAP adjustments consist of:
(1) Stock based compensation
(2) $8.2 million purchase accounting adjustment related to inventory, $0.8 million in acquisition-related contractor costs, and $0.9 million stock-based compensation
(3) $9.3 million stock based compensation and $2.2 million reversal of a payroll tax accrual in a foreign jurisdiction
(4) $0.2 million relocation expenses and $8.5 million stock-based compensation
(5) $8.1 million additional severance, $0.6 million writedown of assets and $2.0 million provision for excess facilities
(6) $0.7 million reduction in restructuring comprised of $2.3 million reversal of provision for excess facilities and $1.6 million severance
(7) Foreign exchange loss on liability for unrecognized tax benefits
(8) Net loss on investment includes $3.2 million write-down, offset by $1.9 million gains on sales of investments.
(9) Provision for income taxes includes $4.0 million additional recovery of prior years' income taxes and $2.6 million income tax effect of non-GAAP adjustments
(10) Recovery of income taxes consist of $7.0 million withholding and other taxes on repatriation of funds; and $1.3 million income tax effect of these non-GAAP adjustments


                           PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                              Jul 1,        Dec 31,
                                               2007           2006

ASSETS:
Current assets:
  Cash and cash equivalents, and short-
   term investments                         $  298,274     $  258,914
  Accounts receivable, net                      36,865         37,303
  Inventories, net                              28,511         34,505
  Prepaid expenses and other current
   assets                                       17,485         16,186
  Deferred tax assets                            3,671            978
                                          ------------- --------------
    Total current assets                       384,806        347,886

Goodwill                                       398,418        395,943
Intangible assets, net                         208,143        223,629
Deferred tax assets                             41,402            397
Property and equipment, net                     18,050         18,904
Investments and other assets                    12,964         14,653
Deposits for wafer fabrication capacity          5,145          5,145
                                          ------------- --------------
                                            $1,068,928     $1,006,557
                                          ============= ==============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                          $   18,479     $   19,074
  Accrued liabilities                           52,969         51,199
  Income taxes payable                               -            722
  Deferred income taxes                          2,792          2,042
  Liability for unrecognized tax benefit        63,044         58,706
  Accrued restructuring costs                   14,912         12,657
  Deferred income                               15,467         11,340
                                          ------------- --------------
    Total current liabilities                  167,663        155,740

Long-term obligations                            1,065              -
2.25% Senior convertible notes due
 October 15, 2025                              225,000        225,000
Deferred taxes and other tax liabilities        12,461         10,612
Liability for unrecognized tax benefit          87,683         42,045

PMC special shares convertible into
 2,099 (2006 - 2,099) shares of common
 stock                                           2,732          2,732

Stockholders' equity
  Capital stock and additional paid in
   capital                                   1,360,479      1,327,808
  Accumulated other comprehensive income
   (loss)                                        1,448         (1,127)
  Accumulated deficit                         (789,603)      (756,253)
                                          ------------- --------------
    Total stockholders' equity                 572,324        570,428
                                          ------------- --------------
                                            $1,068,928     $1,006,557
                                          ============= ==============


                           PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                                    Six Months Ended
                                                  --------------------
                                                   Jul 1,     Jul 2,
                                                    2007       2006

Cash flows from operating activities:
  Net loss                                        $(38,083) $ (46,167)
  Adjustments to reconcile net loss to net cash
  (used in) provided by operating activities:
    Stock-based compensation                        19,062     15,924
    Depreciation and amortization                   28,557     19,382
    In-process research and development                  -     35,300
    Gain on investments                                  -      1,243
    Loss on disposal of property and equipment         490          -
    Changes in operating assets and liabilities:
      Accounts receivable                              438    (13,151)
      Inventories                                    5,994     (4,988)
      Prepaid expenses and other current assets        327    (16,588)
      Accounts payable and accrued liabilities         410     (2,158)
      Deferred taxes and income taxes payable       12,218     13,019
      Accrued restructuring costs                    2,406     (4,428)
      Deferred income                                4,127      1,483
                                                  --------- ----------
        Net cash (used in) provided by operating
         activities                                 35,946     (1,129)
                                                  --------- ----------

Cash flows from investing activities:
  Acquisition of businesses, net of cash acquired        -   (413,781)
  Proceeds from sales and maturities of short-
   term available-for-sale investments                   -    181,450
  Proceeds from sale of investments and other
   assets                                                -      5,440
  Purchases of property and equipment               (4,436)    (5,113)
  Purchase of intangible assets                     (5,759)    (1,747)
                                                  --------- ----------
        Net cash used in investing activities      (10,195)  (233,751)
                                                  --------- ----------

Cash flows from financing activities:
  Proceeds from issuance of common stock            13,609     20,793
                                                  --------- ----------
        Net cash provided by financing activities   13,609     20,793
                                                  --------- ----------

Net (decrease) increase in cash and cash
 equivalents                                        39,360   (214,087)
Cash and cash equivalents, beginning of the
 period                                            258,914    405,566
                                                  --------- ----------
Cash and cash equivalents, end of the period      $298,274  $ 191,479
                                                  ========= ==========


    CONTACT: PMC-Sierra, Inc.
             Mike Zellner, Vice President & CFO
             1-408-988-1204
             or
             David Climie, VP Marketing Communications
             1-408-988-8276
             or
             Susan Shaw, Senior Manager, Communications
             1-408-988-8515